EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
W-H ENERGY SERVICES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the amended annual report on Form 10-K/A for the period ended December 31, 2005 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey L. Tepera, the Chief Financial Officer of W-H Energy Services. Inc. (the “Company”), hereby certify, to my knowledge, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey L. Tepera Name: Jeffrey L. Tepera
Date: May 31, 2006
This certification is furnished solely to comply with the requirements of Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. section 1350, is subject to the knowledge standard contained therein and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.